                                                                       Exhibit 5


[WADDELL & REED FINANCIAL SERVICES LOGO]

                                                    WADDELL & REED ADVISORS
                                                     SELECT PLUS ANNUITY(SM)
                                                        ENROLLMENT CARD
                                                GROUP DEFERRED VARIABLE ANNUITY
                                              [$25,000] MINIMUM PURCHASE PAYMENT

                                              NATIONWIDE LIFE INSURANCE COMPANY
                                              P.O. BOX 182449
                                              COLUMBUS, OH 43218-2449

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PLAN TYPE       AN OPTION MUST BE SELECTED              This Certificate Agreement is established as a:

[ ] NON-QUALIFIED                                           [ ] 401(a) (Investment Only) DISCLOSURE FORM REQUIRED
[ ] IRA                                                     [ ] 403(b) TSA (Non-ERISA only) DISCLOSURE FORM REQUIRED
[ ] Roth IRA                                                [ ] ORP 403(b)  DISCLOSURE FORM REQUIRED
[ ] SEP IRA FORM 5305 REQUIRED                              [ ] CRT (Charitable Remainder Trust) DISCLOSURE FORM REQUIRED
[ ] SIMPLE IRA  ADDITIONAL FORMS REQUIRED

------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE OWNER                                           [ ] CONTINGENT CERTIFICATE OWNER
                                                            [ ] JOINT CERTIFICATE OWNER *
                                                            *SPOUSE ONLY EXCEPT IN HI, NJ AND VT
 Last Name or Trust Name                                     Last Name


 First Name or Trust Name (continued)           MI           First Name                                 MI


Address                                                       Address
       ------------------------------------------------              ---------------------------------------------------------------

-------------------------------------------------------       ----------------------------------------------------------------------

Sex  [ ] M  [ ] F     Birthdate       /     /                   Sex  [ ]  M  [ ]  F     Birthdate        /        /
                                --------------------                                              -------------------------
                                  MM    DD    YYYY                                                   MM      DD      YYYY

Soc. Sec. No. or Tax ID                                            Soc. Sec. No. or Tax ID
                        ----------------------------                                      ---------------------------------


 -----------------------------------------------------------------------------------------------------------------------------------
 ANNUITANT     COMPLETE ONLY IF DIFFERENT FROM CERTIFICATE OWNER   [ ] CONTINGENT ANNUITANT

  Last Name                                                        Last Name


  First Name                                  MI                   First Name                              MI


  Address                                                     Address
         -----------------------------------------------             ---------------------------------------------------------------

-------------------------------------------------------       ----------------------------------------------------------------------
                     Maximum issue age through age 90                                               Maximum issue age through age 90

Sex  [ ]  M  [ ] F     Birthdate       /       /              Sex  [ ]  M  [ ]  F      Birthdate        /      /
                                 ----------------------                                          ---------------------
                                   MM     DD     YYYY                                               MM    DD     YYYY


Soc. Sec. No. or Tax ID                                            Soc. Sec. No. or Tax ID
                        --------------------------------                                  ------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
BENEFICIARY       WHOLE PERCENTAGES ONLY, ALL PRIMARY BENEFICIARIES MUST TOTAL 100%; ALL CONTINGENT BENEFICIARIES MUST TOTAL 100%.

                                                                                Relationship
Primary  Contingent       Print Full Name (Last, First, MI)       Allocation    to Annuitant       Soc. Sec. No.


  [ ]                                                                       %
                       ----------------------------------------   ----------   --------------     ----------------------------------
  [ ]      [ ]                                                              %
                       ----------------------------------------   ----------   --------------     ----------------------------------
  [ ]      [ ]                                                              %
                       ----------------------------------------   ----------   --------------     ----------------------------------

FHL-679                      PRODUCT OF NATIONWIDE LIFE AND ANNUITY LIFE INSURANCE CO.                                   AO (8/2000)

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*SELECTION OF ANY OF THE FOLLOWING RIDERS WILL RESULT IN AN INCREASE IN YOUR
VARIABLE ACCOUNT CHARGE. PLEASE SEE THE PROSPECTUS.

-------------------------------------------------------------------- ---------------------------------------------------------------
DEATH BENEFIT OPTIONS:                                               OTHER OPTIONS:
ONLY ONE DEATH BENEFIT MAY BE SELECTED.  IF NO OPTION IS SELECTED,
THE DEATH BENEFIT WILL BE THE STANDARD DEATH BENEFIT AS DESCRIBED    INCOME GUARD GUARANTEED ANNUITIZATION VALUE RIDER AVAILABLE TO
IN THE CERTIFICATE AGREEMENT.                                        ANNUITANTS WHO ARE 82 OR LESS.  THIS OPTION IS NOT AVAILABLE IN
                                                                     CA, MD, NJ OR ND.

[ ]  Standard Death Benefit

FOLLOWING OPTION IS AVAILABLE FOR ANNUITANTS AGE 84 OR LESS            [ ]    5% Interest GAV *

[ ]  Maximum Anniversary Death Benefit*                                [ ]    Maximum Certificate Anniversary GAV *


FOLLOWING OPTION IS AVAILABLE FOR ANNUITANTS AGE 80 OR LESS          OTHER RIDER OPTIONS:

[ ]  Five Year Reset Death Benefit *                                   [ ]    Extra Credit *

                                                                       [ ]    Nursing Home and Long Term Care Rider *
                                                                       (NURSING HOME AND LONG TERM CARE RIDER NOT AVAILABLE IN MA
                                                                       AND NJ)

                                                                       [ ]    Nursing Home and Extended Care Rider in WA only *

                                                                       [ ]    Reduced Purchase Payment Rider *
------------------------------------------------------------------------------------------------------------------------------------
PURCHASE PAYMENT        [ ]  ROLLOVER        [ ]  PAYMENT ENCLOSED          [ ]  TRANSFER/1035 (requires transfer form)

Purchase Payment $_________ submitted (minimum [$25,000]). A copy of this enrollment card properly signed by the registered representative will constitute receipt for such amount. If this enrollment card is declined by the Company, there will be no liability on the part of the Company, and any payments submitted with this enrollment card will be refunded.

------------------------------------------------------------------------------------------------------------------------------------
PURCHASE PAYMENT ALLOCATION                                                                    WHOLE PERCENTAGES ONLY,
                                                                                                  MUST TOTAL 100%

THE UNDERLYING INVESTMENT OPTIONS LISTED ON THIS ENROLLMENT CARD ARE ONLY AVAILABLE IN VARIABLE ANNUITY INSURANCE PRODUCTS ISSUED
BY LIFE INSURANCE COMPANIES OR, IN SOME CASES, THROUGH PARTICIPATION IN CERTAIN QUALIFIED PENSION OR RETIREMENT PLANS. THEY ARE
NOT OFFERED TO THE GENERAL PUBLIC DIRECTLY

W & R TARGET FUNDS, INC.
                                                                     MVA/GUAR. TERM OPTION  (GTO)
      %  Asset Strategy Portfolio
------
      %  Balanced Portfolio                                                %  3 Year
------                                                               ------
      %  Bond Portfolio                                                    %  5 Year       $1,000 minimum
------                                                               ------                for each MVA/GTO
      %  Growth Portfolio                                                  %  7 Year       option
------                                                               ------
      %  High Income Portfolio                                             %  10 Year
------                                                               ------
      %  Core Equity Portfolio
------
      %  International Portfolio                                     NATIONWIDE LIFE INS. CO.
------
      %  Limited-Term Bond Portfolio                                       %  Fixed Account  (NOT AVAILABLE IN SC)
------                                                               ------
      %  Money Market Portfolio
------
      %  Science and Technology Portfolio
------
      %  Small Cap Portfolio
------




FHL-679


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--------------------------------------------------------------------------------
REMARKS




--------------------------------------------------------------------------------

                   NOTICE TO MN, ND, SC, SD AND VT RESIDENTS:
                   ------------------------------------------

ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES, AND OTHER CERTIFICATE VALUES PROVIDED BY THIS CERTIFICATE AGREEMENT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, OR WHEN SUBJECT TO A MARKET VALUE ADJUSTMENT ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE NET INVESTMENT FACTOR OR APPLICATION OF A MARKET VALUE ADJUSTMENT, AS APPLICABLE, AND ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT, UNLESS OTHERWISE SPECIFIED. A MARKET VALUE ADJUSTMENT MAY BE ASSESSED ON ANY GUARANTEED TERM OPTIONS THAT HAVE NOT MATURED JUST PRIOR TO ANNUITIZATION AND WOULD BE IN ADDITION TO THE SCHEDULED SURRENDER PENALTY CHARGE.

ADDITIONALLY, ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE UNDERLYING INVESTMENT OPTIONS MAY VARY AND ARE NOT GUARANTEED BY NATIONWIDE LIFE INSURANCE COMPANY, ANY OTHER INSURANCE COMPANY, BY THE U.S. GOVERNMENT, OR ANY STATE GOVERNMENT. THEY ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY AGENCY FEDERAL OR STATE.

                 NOTICE TO AR, KY, LA, ME, NM AND OH RESIDENTS:
                 ----------------------------------------------

ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE ANY INSURANCE COMPANY OR OTHER PERSON, FILES FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH MAY BE A CRIME AND MAY SUBJECT SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES, FINES, IMPRISONMENT, OR A DENIAL OF INSURANCE BENEFITS.

                   FOR AZ RESIDENTS ONLY - TEN DAY FREE LOOK:
                   ------------------------------------------

TO BE SURE THAT THE CERTIFICATE OWNER IS SATISFIED WITH THIS CERTIFICATE AGREEMENT, THE CERTIFICATE OWNER HAS TEN DAYS TO EXAMINE THE CERTIFICATE AGREEMENT AND RETURN IT TO THE HOME OFFICE OR THE AGENT THROUGH WHOM IT WAS PURCHASED FOR ANY REASON. WHEN THE CERTIFICATE AGREEMENT IS RECEIVED IN THE HOME OFFICE, THE COMPANY WILL RETURN THE CERTIFICATE VALUE TO THE CERTIFICATE OWNER, WITHOUT DEDUCTION FOR ANY SALES CHARGES OR ADMINISTRATIVE FEE AS OF THE DATE OF CANCELLATION, WHERE PERMITTED BY LAW.

                             FOR AZ RESIDENTS ONLY:
                             ----------------------

UPON WRITTEN REQUEST, THE COMPANY AGREES TO PROVIDE, WITHIN A REASONABLE TIME, REASONABLE FACTUAL INFORMATION REGARDING THE BENEFITS AND PROVISIONS OF THE ANNUITY CERTIFICATE TO THE CERTIFICATE OWNER.

                              FOR DC RESIDENTS ONLY
                              ---------------------

WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

                             FOR NJ RESIDENTS ONLY:
                             ----------------------

ANY PERSON WHO INCLUDES ANY FALSE OR MISLEADING INFORMATION ON AN ENROLLMENT CARD FOR AN INSURANCE POLICY IS SUBJECT TO CRIMINAL AND CIVIL PENALTIES.

                             FOR WA RESIDENTS ONLY:
                             ----------------------

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR KNOWINGLY MAKES A FALSE STATEMENT ON AN ENROLLMENT CARD FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE UNDER STATE LAW.



FHL-679

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CERTIFICATE OWNER SIGNATURES

THE CERTIFICATE PAYMENTS OR VALUES UNDER THE VARIABLE ANNUITY PROVISIONS OF THE CERTIFICATE AGREEMENT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

--------------------------------------------------------------------------------

[ ] Yes [ ] No   Do you have any reason to believe the Certificate Agreement applied for is replacing existing annuities or insurance ?

[ ] Please send me a copy of the statement of additional information to the prospectus.

[ ] I consent to having the Company send my prospectus(es), confirmation statements, quarterly statements, annual statements, and other product information to my e-mail address shown below.

CERTIFICATE OWNER'S E-MAIL ADDRESS
                                   ---------------------------------------------

I hereby represent my answers to the above questions to be accurate and complete and acknowledge that I have received a copy of the current prospectus for this variable annuity Certificate Agreement .

STATE IN WHICH ENROLLMENT CARD WAS SIGNED                         DATE
                                          --------------------        ----------


CERTIFICATE OWNER                      JOINT CERTIFICATE OWNER
                  ------------------                           -----------------
                        Signature                              Signature

--------------------------------------------------------------------------------

REGISTERED REPRESENTATIVE INFORMATION

[ ] Yes [ ] No    Do you have any reason to believe the Certificate Agreement applied for is to replace existing annuities or insurance?

REGISTERED REPRESENTATIVE SIGNATURE
                                   ---------------------------------------------
REGISTERED REPRESENTATIVE'S NAME (print)
                                        ----------------------------------------
REGISTERED REPRESENTATIVE'S SSN#
                                ------------------------------------------------
FIRM NAME                                           PHONE (      )
          ----------------------------------------        ----------------------

ADDRESS
        ------------------------------------------

--------------------------------------------------

--------------------------------------------------





FHL-679